Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-19057 and 333-27977) of Medallion Financial Corp. of our report dated March 15, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

March 8, 2006